Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	5,033,172	$51.91	$261,246,793	$30,330.75

(1)
The Common Stock set forth in the Calculation of Registration Fee Table, and which may be offered pursuant to this Registration Statement, includes, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the Registrant’s Common Stock that may become issuable as a result of any share splits, subdivisions, share dividends, bonus shares or similar events.

(2)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices of our common shares as reported on the New York Stock Exchange on May 2, 2011.

PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(7)
(To Prospectus Dated October 29, 2009)	Registration No. 333-162745

Dresser-Rand Group Inc.

5,033,172 Shares of Common Stock

      This prospectus supplement relates to up to 5,033,172 shares of common stock of Dresser-Rand Group Inc., a Delaware corporation, par value $0.01 per share, which we sometimes refer to as our common stock.  The shares of common stock may be offered for sale from time to time by the stockholders named under the heading “Selling Stockholders” beginning on page S-3, whom we refer to as the selling stockholders. We do not know when or in what amounts a selling stockholder may offer our common stock for sale. The selling stockholders may sell all, some or none of our common stock offered by this prospectus supplement. We will not receive any of the proceeds from the sale of our common stock sold by the selling stockholders.

      Our common stock is listed for trading on the New York Stock Exchange under the symbol “DRC.”  The closing price of our common stock on the New York Stock Exchange on May 2, 2011 was $51.39 per share.

      Investing in our common stock involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page S-2 of this prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 4, 2011.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus dated October 29, 2009

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

      This document is in two parts.  The first part is this prospectus supplement, which contains specific information about the selling stockholders and the terms on which they are offering and selling our common stock. The second part is the accompanying prospectus dated October 29, 2009, which contains and incorporates by reference important business and financial information about us and other information about the offering.  You should read this prospectus supplement and the accompanying prospectus, as well as any post-effective amendments to the registration statement of which this prospectus supplement and the accompanying prospectus is a part, before you make any investment decision.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference therein as described under “Where You Can Find More Information,” or any free writing prospectus that we prepare and distribute. Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any such free writing prospectus.

      The selling stockholders may only offer to sell, and seek offers to buy, our common stock in jurisdictions where offers and sales are permitted.

      In this prospectus supplement, unless otherwise expressly set forth or as the context otherwise indicates, the terms Dresser-Rand, the Company, “we,” “our” and “us” refer to Dresser-Rand Group Inc., a Delaware corporation, and its subsidiaries, and “GG” refers to Grupo Guascor S.L., a Spanish Sociedad Limitada.

FORWARD-LOOKING STATEMENTS

This prospectus supplement includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this prospectus supplement, the words “anticipates,” “believes,” “estimates,” “expects,” “intends” and similar expressions identify such forward-looking statements.  Although we believe that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include, among others, the following:

•	economic or industry downturns;

•	volatility and disruption of the credit markets;

•	our ability to implement our business strategy to increase our aftermarket parts and services revenue;

•	our ability to generate cash and access capital on reasonable terms;

•	competition in our markets;

•	the variability of bookings due to volatile market conditions, client subjectivity in placing orders, and timing of large orders;

•	failure to integrate our acquisitions, or achieve the expected benefits from any future acquisitions;

•	economic, political, currency and other risks associated with our international sales and operations;

•	fluctuations in currency values and exchange rates;

•	loss of our senior management or other key personnel;

•	environmental compliance costs and liabilities and responses to concerns regarding climate change;

•	failure to maintain safety performance acceptable to our clients;

•	failure to negotiate new collective bargaining agreements;

•	unexpected product claims or regulations;

•	infringement of our intellectual property rights or our infringement of others’ intellectual property rights;

•	potential for material weaknesses in our internal controls;

•	difficulty in implementing an information management system;

•	our brand name may be confused with others;

•	our pension expenses and funding requirements; and

•	other factors described in this prospectus supplement.

Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what the impact would be on our results of operations and financial condition. We undertake no obligation to update or revise forward-looking statements which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.  Further discussion of these and other risk considerations is provided under the caption “Risk Factors” in this prospectus supplement and on page 1 of the accompanying prospectus as well as risk factors included from time to time in other SEC filings of ours.

RISK FACTORS

Investing in our securities involves risks.  Our business is influenced by many factors that are difficult to predict and beyond our control and that involve uncertainties that may materially affect our results of operations, financial condition or cash flows, or the value of these securities.  These risks and uncertainties include those described below and in the risk factor and other sections of the documents that are incorporated by reference in this prospectus supplement and on page 1 of the accompanying prospectus as well as risk factors included from time to time in our other SEC filings.  These risks and uncertainties are not the only risks and uncertainties we may confront.   Moreover, risks and uncertainties not presently known to us or currently deemed immaterial by us may also adversely affect our business, results of operations, financial condition or cash flows, or the value of the securities. You should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement and in the accompanying prospectus before you invest in our securities.

We may not be able to integrate our acquisitions successfully, or achieve the expected benefits from, any future acquisitions, which could adversely affect our results.

We have at times used acquisitions as a means of expanding our business to enhance returns and expect that we will continue to do so.  If we do not successfully integrate our acquisitions, we may not realize expected operating improvements and synergies.  Future acquisitions may require us to incur additional debt and contingent liabilities, which may materially and adversely affect our business, operating results and financial condition.  The acquisition and integration of companies involve a number of risks, including:

•	use of available cash, new borrowings or borrowings under our restated senior secured credit facility to consummate the acquisition;
•	demands on management related to the increase in our size after an acquisition;
•	diversion of management’s attention from existing operations to the integration of acquired companies;
•	integration into our existing systems and processes;
•	difficulties in the assimilation and retention of employees; and
•	potential adverse effects on our operating results.

We may not be able to maintain the levels of operating efficiency that acquired companies achieved separately.

Successful integration of acquired operations will depend upon our ability to manage those operations and to eliminate redundant and excess costs.  We may not be able to achieve the cost reductions and other benefits that we would hope to achieve from acquisitions, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We are subject to different regulatory requirements and have different policies than GG, and as a result the scope of the GG business operated by us following the closing may be different than the historical scope of the GG business.

GG is not currently subject to the same regulatory requirements that we are, including economic and trade sanctions by the U.S. Department of Treasury, the U.S. Foreign Corrupt Practices Act, and the U.K. Bribery Act.  Our internal policies about where and how we do business are different and more restrictive than those of GG.  As a result, the scope and manner of operations of the acquired business following the closing will differ and will likely be narrower than the scope and manner of the conduct of GG’s historical business.  Such changes could have an adverse effect on future performance and financial results of operations of the GG business.

THE OFFERING

      The selling stockholders may offer all, some or none of our common stock offered by this prospectus supplement.  Please see “Plan of Distribution” in the accompanying prospectus and “Selling Stockholders” below.

Common Stock Offered by the Selling Stockholders	Up to 5,033,172 shares of common stock.

Use of Proceeds	We will not receive any of the proceeds from this offering.

NYSE Symbol	“DRC”

Determination of Offering Price	The selling stockholders may sell all or any part of our common stock offered hereby from time to time at those prices as they may determine at the time of sale.

Risk Factors
Before investing in our common stock you should carefully read the information referred to under the caption “Risk Factors” in this prospectus supplement and on page 1 of the accompanying prospectus as well as risk factors included from time to time in other SEC filings of ours.

SELLING STOCKHOLDERS

      The information contained herein with respect to beneficial ownership has been furnished by each selling stockholder.  Beneficial ownership is determined in accordance with the rules of the SEC.  Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.

      Our common stock registered hereby was acquired by the selling stockholders in connection with our purchase of the capital stock of GG from them pursuant to the Share Purchase Agreement dated March 3, 2011.  As required by a registration rights agreement between us and the selling stockholders dated on or about the date hereof, we agreed to register the shares with the SEC and facilitate the re-sale of the shares, as further described in the registration rights agreement and related share purchase agreement.  Unless set forth in this section, to our knowledge, none of the selling stockholders has, or within the past three years has had, any material relationship with us or with any of our predecessors or affiliates.

The following table sets forth information with respect to the selling stockholders and our common stock beneficially owned by the selling stockholders that may be offered from time to time pursuant to this prospectus supplement.  The selling stockholders may offer all, some or none of their common stock.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Maximum Number of Shares of Common Stock That May Be Offered By This Prospectus	Percentage of Common Stock Beneficially Owned (a)
			Before Offering	If Maximum Number of Shares Offered are Sold
Centauro Capital, S.L.U. (b)	3,245,737	3,245,737	4.07%	*
Cajasol Inversiones de Capital S.A. S.C.R. de Regimen Simplificado Unipersonal (c)	694,477	694,477	*	*
Diana Capital I, F.C.R. (d)	329,311	329,311	*	*
FESpyme, F.C.R. (e)	299,363	299,363	*	*
Ibainarko, S.L. (f)	91,203	91,203	*	*
Sei Ta Lau, S.L. (g)	91,203	91,203	*	*
Sugar Magnolia 2003, S.L. (h)	91,203	91,203	*	*
Aldaia Bi, S.L. (i)	91,203	91,203	*	*
Villamendi, S.L. (j)	45,601	45,601	*	*
El Portillo 2005, S.L. (k)	17,957	17,957	*	*
E-Novating Venture, S.L. (l)	17,957	17,957	*	*
Opcion Fotovoltaica 24, S.L. (m)	17,957	17,957	*	*

*      Represents less than 1%.

(a)
The percentage of ownership indicated in the table is based on 79,774,274 shares of common stock outstanding as of May 2, 2011, which amount for purposes of calculating the percentage includes the 5,033,172 shares of common stock issued to the selling stockholders.

(b)
The address of this selling stockholder is Arkaute 5, Vitoria, Álava, Spain.  Joseba Mikel Grajales Jiménez may be considered the beneficial owner of the common stock owned by this selling stockholder identified in this table for certain purposes under U.S. securities laws. Upon the closing of the acquisition of GG, Mr. Grajales Jiménez was appointed as an advisory director to our board of directors.

(c)	The address of this selling stockholder is Plaza Villasís, nº 2, Sevilla, Spain.
(d)	The address of this selling stockholder is Pº de la Concha nº 11, San Sebastián, Guipuzcoa, Spain.
(e)	The address of this selling stockholder is calle Los Madrazo 38 2ª, Madrid, Spain.
(f)
The address of this selling stockholder is Avenida de Zabalgana nº 33-6 B, Vitoria, Álava, Spain. Juan De Dios Arcocha Gómez may be considered the beneficial owner of the common stock owned by this selling stockholder identified in this table for certain purposes under U.S. securities laws.

(g)
The address of this selling stockholder is calle Dulce María Loinaz nº 22, San Sebastián, Guipúzcoa, Spain. Miren Amaia Oregui Basterrica may be considered the beneficial owner of the common stock owned by this selling stockholder identified in this table for certain purposes under U.S. securities laws.

(h)
The address of this selling stockholder is calle Aranzabal nº 11-10 A, Vitoria, Álava, Spain.  Enrique Ranedo Fernández may be considered the beneficial owner of the common stock owned by this selling stockholder identified in this table for certain purposes under U.S. securities laws.

(i)
The address of this selling stockholder is calle Máximo Guisasola nº 10-2B, Vitoria, Álava, Spain.  Jesús López De Suso Salazar may be considered the beneficial owner of the common stock owned by this selling stockholder identified in this table for certain purposes under U.S. securities laws.

(j)
The address of this selling stockholder is calle Independencia nº 30, Vitoria, Álava, Spain.  Pedro María López Górriz may be considered the beneficial owner of the common stock owned by this selling stockholder identified in this table for certain purposes under U.S. securities laws.

(k)
The address of this selling stockholder is calle Isabel Orbe nº 9 1º IZ, Vitoria, Álava, Spain.  María Aranzazu Martínez de Apellaniz Berrueta may be considered the beneficial owner of the common stock owned by this selling stockholder identified in this table for certain purposes under U.S. securities laws.

(l)
The address of this selling stockholder is calle Gran Via 40 bis 5º DR, Bilbao, Vizcaya, Spain.  Jon Imanol Azua Mendía may be considered the beneficial owner of the common stock owned by this selling stockholder identified in this table for certain purposes under U.S. securities laws.

(m)
The address of this selling stockholder is calle General Álava 10 3º-Oficina 9, Vitoria, Álava, Spain. Mikel Ruiz De Zárate Aguirrezabalaga may be considered the beneficial owner of the common stock owned by this selling stockholder identified in this table for certain purposes under U.S. securities laws.

LEGAL MATTERS

           The validity of the common stock offered by this prospectus will be passed upon for us by our legal counsel, Baker & McKenzie LLP (Houston).

PROSPECTUS

Dresser-Rand Group Inc.

Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units
Guarantees of Debt Securities
Units of these Securities

We will provide specific terms of the securities subject to this registration statement or any amendment thereto in supplements to this prospectus at the time we or any selling securityholders offer or sell any of these securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Investing in these securities involves risks. See “Risk Factors” on page 1 of this prospectus, in the applicable prospectus supplement we will deliver with this prospectus and in the documents incorporated herein and therein by reference.

Our common stock is listed on the New York Stock Exchange under the symbol “DRC.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated October 29, 2009

We have not authorized anyone to provide you with any information or to make any representation that is different from, or in addition to, the information contained in this prospectus or any documents incorporated by reference in this prospectus. If anyone provides you with different, additional or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus, or the information contained in any document incorporated by reference in this prospectus, is accurate as of any date other than the date of each such document, unless the information specifically indicates that another date applies.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

Unless the context otherwise requires, the terms the “Company,” “we” and “our” refer to Dresser-Rand Group Inc., a Delaware corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be construed as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this prospectus, the words “anticipates,” “believes,” “expects,” “intends” and similar expressions identify such forward-looking statements. Although we believe that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include, among others, the following:

•	the economic recession and the volatility and disruption of the credit markets;

•	economic or industry downturns;

•	our inability to implement our business strategy to increase our aftermarket parts and services revenue;

•	our inability to generate cash and access capital on reasonable terms;

•	competition in our markets;

•	the variability of bookings due to volatile market conditions, subjectivity clients exercise in placing orders, and timing of large orders;

•	failure to integrate our acquisitions, or achieve the expected benefits from any future acquisitions;

•	economic, political, currency and other risks associated with our international sales and operations;

•	fluctuations in currency values and exchange rates;

•	loss of our senior management or other key personnel;

•	environmental compliance costs and liabilities;

•	failure to maintain safety performance acceptable to our clients;

•	failure to negotiate new collective bargaining agreements;

•	unexpected product claims or regulations;

•	infringement of our intellectual property rights or our infringement of others’ intellectual property rights;

•	our pension expenses and funding requirements; and

•	other factors described in our filings with the Securities and Exchange Commission (“SEC”).

i

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in subsequent documents incorporated by reference in this prospectus should be consulted. Additional information about issues that could lead to material changes in performance and risk factors that have the potential to affect us is contained in our Annual Report on Form 10-K for the year ended December 31, 2008, and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009, and September 30, 2009, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are filed with the SEC. See “Incorporation of Certain Documents by Reference” as well as the applicable prospectus supplement.

ii

RISK FACTORS

Investing in our securities involves risks. Our business is influenced by many factors that are difficult to predict and beyond our control and that involve uncertainties that may materially affect our results of operations, financial condition or cash flows, or the value of these securities. These risks and uncertainties include those described in the risk factor and other sections of the documents that are incorporated by reference in this prospectus. The risks and uncertainties incorporated by reference in this prospectus are not the only risks and uncertainties we may confront. Moreover, risks and uncertainties not presently known to us or currently deemed immaterial by us may also adversely affect our business, results of operations, financial condition or cash flows, or the value of the securities. Subsequent prospectus supplements may contain a discussion of additional risks applicable to an investment in us and the particular type of securities offered under the prospectus supplements. You should carefully consider all of the information contained in or incorporated by reference in this prospectus and in the applicable prospectus supplement before you invest in our securities.

THE COMPANY

We are among the largest global suppliers of custom-engineered rotating equipment solutions for long-life, critical applications in the oil, gas, petrochemical and process industries. We have two reportable segments which are based on the engineering and production processes, and the products and services we provide: (1) new units and (2) aftermarket parts and services. Our product offering range is used for applications that include oil and gas production; high-pressure gas injection, gas lift and other applications for enhanced oil recovery; natural gas production and processing; gas liquefaction; gas gathering, transmission and storage; hydrogen, wet and coker gas, synthesis gas, carbon dioxide and many other applications for the refining, fertilizer and petrochemical markets; several applications for the armed forces; as well as varied applications for general industrial markets such as paper, steel, sugar, and distributed power generation. We service our installed base, and that of other suppliers, around the world through the provision of parts, repairs, overhauls, operation and maintenance, upgrades, revamps, applied technology solutions, coatings, field services, technical support and other extended services.

We operate globally with manufacturing facilities in the United States, France, United Kingdom, Germany, Norway, China and India. We provide a wide array of products and services to our worldwide client base in over 140 countries from our global locations (65 sales offices, 35 service centers and 12 manufacturing locations) in 18 U.S. states and 27 countries.

For more information about our business, please refer to the “Business” section in our most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC and incorporated by reference in this prospectus.

Our principal executive offices are located at West8 Tower, Suite 1000, 10205 Westheimer Road, Houston, Texas 77042. Our telephone number is (713) 354-6100, and our Internet website address is www.dresser-rand.com . Information on or connected to our Internet website is not a part of this prospectus.

SECURITIES WE MAY OFFER

Types of Securities

The types of securities that we or selling securityholders may offer and sell from time to time by this prospectus are:

•	debt securities, which we may issue in one or more series and which may include provisions regarding conversion or exchange of the debt securities into our common stock or other securities;

•	guarantees of the debt securities by certain of our subsidiaries;

•	preferred stock, which we may issue in one or more series;

•	depositary shares;

•	common stock;

•	warrants entitling the holders to purchase common stock, preferred stock, depositary shares, debt securities or other securities;

•	stock purchase contracts;

•	stock purchase units; or

•	units comprising one or more classes of the above securities.

We or the selling securityholders will determine the amounts of securities to be sold and the prices and other terms on which we or the selling securityholders will sell them.

Additional Information

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we or selling securityholder may offer in the future. In each prospectus supplement we will include, among other things, the following information:

•	the type and amount of securities that we or selling securityholders propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters, agents or dealers, if any, through or to which we or the selling securityholders will sell the securities;

•	the compensation, if any, of those underwriters, agents or dealers;

•	the plan of distribution for the securities;

•	if applicable, information about securities exchanges on which the securities will be listed;

•	material United States federal income tax considerations applicable to the securities;

•	any material risk factors associated with the securities; and

•	any other material information about the offer and sale of the securities.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. In that case, the prospectus supplement should be read as superseding this prospectus. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part. You should also read both this prospectus and the applicable prospectus supplement, together with the information described under the heading “Incorporation of Certain Documents by Reference.”

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from any sale of the securities for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the nine months ended September 30, 2009 and for the five years ended December 31, 2008:

	Nine Months Ended					Oct. 31, 2004	Jan. 1, 2004
	September 30,		Year Ended December 31,			through Dec. 31,	through Oct. 31,
	2009	2008	2007	2006	2005	2004	2004
Ratio (1)	8.9	8.1	4.3	3.4	1.8	2.4	13.5	(2)

(1)
For purposes of computing the ratio of earnings to fixed charges, earnings consist of income, including distributions received from equity investments, before income taxes, interest expensed, interest amortized to cost of sales and income attributable to non-controlling interests. Fixed charges consist of interest incurred, whether expensed or capitalized, including amortization of debt issuance costs, if applicable, and one-third of rent expense, which approximates the interest portion of rent expense.

(2)	Reflects the ratio of earnings to fixed charges of the predecessor entities to the Company.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under an indenture to be entered into between us and a trustee chosen by us, qualified to act as such under the Trust Indenture Act and appointed under an indenture. The indenture will be governed by the Trust Indenture Act.

The following is a summary of the indenture. It does not restate the indenture entirely. We urge you to read the indenture. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and we will file the indenture or indentures we enter into and, if applicable, the supplemental indentures with respect to particular series of debt securities as exhibits to current or other reports we file with the SEC. See “Where You Can Find More Information” for information on how to obtain copies of the indentures and the supplemental indentures. References below to an “indenture” are references to the applicable indenture, as supplemented, under which a particular series of debt securities is issued.

Terms of the Debt Securities

Our debt securities will be general obligations of Dresser-Rand Group Inc. We may issue them in one or more series. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:

•	the title of the debt securities and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

•
the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the series of debt securities, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

•
the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities that is payable if maturity of the debt securities is accelerated because of a default;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal that will be payable;

•
the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method of calculation of such rate or rates, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•
the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

•
the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities that are in registered form can be presented for registration of transfer or exchange;

•	the denominations in which the debt securities will be issuable, if different from $2,000 and multiples of $1,000 in excess thereof;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•
the right, if any, of holders of the debt securities to convert or exchange them into our common stock or other securities of any kind of us or another obligor, including any provisions intended to prevent dilution of the conversion rights and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto;

•	any provisions requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;

•	the terms, if any, upon which debt securities may be subordinated to our other indebtedness;

•
any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•
whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	whether the debt securities will be issued in registered or bearer form and the terms of these forms;

•	whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.

Guarantees

Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by our direct or indirect subsidiaries that may guarantee the debt securities, including the identity of the subsidiaries that will be the initial guarantors of the series and the terms of subordination, if any, of any such guarantee. The guarantees will be full and unconditional and joint and several.

The indenture will provide that, in the event that any guarantee of a guarantor subsidiary constitutes a fraudulent transfer or conveyance, the guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the applicable guarantor, result in the obligations of such guarantor under its guarantee not constituting such fraudulent transfer or conveyance.

Unless otherwise described in the applicable prospectus supplement, any guarantor subsidiary will be released as a guarantor upon (i) certain sales of the capital stock or substantially all of the assets of such guarantor, (ii) the merger or consolidation of such guarantor with another person (other than with us or another of our guarantor subsidiaries), (iii) such guarantor ceasing to guarantee any of our indebtedness (as defined in the indenture), or (iv) the designation of such guarantor as an unrestricted subsidiary (as defined in the indenture); provided that such sale or other transaction is otherwise in compliance with the indenture.

Events of Default and Remedies

Unless otherwise described in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture or authorizing resolution as being:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•
our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series, the guarantees (as they relate thereto) or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us or any guarantor of the debt securities (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time);

•
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness (other than non-recourse indebtedness, as defined in the indenture) for money borrowed by us or any of our restricted subsidiaries (or the payment of which is guaranteed by us or any of our restricted subsidiaries), whether such indebtedness or guarantee now exists or is created after the date we issue debt securities, if that default:

(a)
is caused by a failure to pay at final stated maturity the principal amount of such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such indebtedness prior to its express maturity,

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more;

•
our failure or the failure of any restricted subsidiary to pay final judgments that are non-appealable aggregating in excess of $50 million, net of applicable insurance that has not been denied in writing by the insurer, which judgments are not paid, discharged or stayed for a period of 60 days;

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us or any restricted subsidiary that is a significant subsidiary (as defined in the indenture); or

•
any guarantee of any guarantor subsidiary that is a significant subsidiary ceases to be in full force and effect (other than in accordance with the terms of such guarantee and the indenture) or is declared null and void and unenforceable or found to be invalid or any guarantor denies its liability under its guarantee (other than by reason of release of a guarantor from its guarantee in accordance with the terms of the indenture and the guarantee).

The indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal, premium, if any, or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The indenture will provide that if any event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding may declare the principal of all the debt securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by notice to the trustee may waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Defeasance

The indenture will permit us and our guarantor subsidiaries to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•
depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•
complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will also permit us and our guarantor subsidiaries to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•
depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•
complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture will permit us and our guarantor subsidiaries to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series to:

•	cure any ambiguity, omission, defect or inconsistency;

•
comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us or any guarantor of the debt securities;

•
provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	create a series and establish its terms;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	delete a guarantor subsidiary that, in accordance with the terms of the indenture, ceases to be liable on its guarantee of debt securities;

•	add a guarantor subsidiary in respect of any series of debt securities;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect the rights of any holder.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the written consent of the holders of at least a majority in principal amount of the debt securities of such series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities.

Without the consent of each holder affected, we and the trustee may not:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest, including defaulted interest;

•	reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities;

•
make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

•	modify the ranking or priority of the debt securities or any guarantee;

•	release any guarantor from any of its obligations under its guarantee or the indenture except in accordance with the indenture;

•
make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the indenture.

Concerning the Trustee

The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The laws of the State of New York will govern the indenture, the debt securities and the guarantees of the debt securities.

DESCRIPTION OF COMMON STOCK, PREFERRED STOCK AND DEPOSITARY SHARES

Our authorized capital stock is 250,000,000 shares of common stock, $.01 par value, and 10,000,000 shares of preferred stock, $.01 par value. At October 26, 2009, 82,517,710 shares of common stock and no shares of preferred stock were outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take stockholder action, unless a greater vote is required by law. The holders are not entitled to cumulative voting in the election of directors. Directors are elected by plurality vote.

Holders of common stock have no preemptive rights. Subject to the rights of holders of any preferred stock that may be outstanding, holders of common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The common stock is not entitled to any sinking fund, redemption or conversion provisions. On our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in our net assets remaining after the payment of all creditors and liquidation preferences of preferred stock, if any. The outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable. There will be a prospectus supplement relating to any offering of common stock offered by this prospectus.

The transfer agent and registrar for the common stock is BNY Mellon Shareowner Services. The following provisions in our charter or bylaws may make a takeover of our company more difficult:

•	an article in our charter precluding stockholder action by written consent;

•	an article in our charter requiring the affirmative vote of at least 75% in voting power of all the shares entitled to vote generally in the election of directors in order to remove a director;

•	a bylaw limiting the persons who may call special meetings of stockholders to our board of directors or a committee authorized to call a meeting by the board;

•
bylaws establishing an advance written notice procedure for stockholders seeking to nominate candidates for election to the board of directors or for proposing matters that can be acted upon at stockholders’ meetings; and

•
articles in our charter providing that the following provisions in our charter and bylaws may be amended only by a vote of at least 75% of the voting power of all of the outstanding shares of our stock entitled to vote:

o	the limitation on stockholder action by written consent;

o	the election and removal of directors;

o	the ability to call a special meeting of stockholders being vested solely in our board of directors or a committee authorized to call a meeting by the board;

o	the advance written notice requirements for stockholder proposals and director nominations; and

o	the amendment provision requiring that the above provisions be amended only with a 75% supermajority vote.

We have opted out of Section 203 of the Delaware General Corporation Law. Subject to specified exceptions, Section 203 prevents an “interested stockholder” from engaging in a “business combination” with a Delaware corporation for three years following the date that person became an interested stockholder. An “interested stockholder” is generally a person owning 15% or more of our outstanding voting stock. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

Preferred Stock

We may issue preferred stock in series with any rights and preferences that may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

•	the title of the series of preferred stock;

•	any limit upon the number of shares of the series of preferred stock that may be issued;

•	the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

•	the date or dates on which we will be required or permitted to redeem the preferred stock;

•	the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

•	the voting rights, if any, of the holders of the preferred stock;

•	the dividends, if any, that will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends and may be cumulative or non-cumulative;

•	the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

•	any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock or a purchase fund to be used to purchase preferred stock; and

•	any other material terms of the preferred stock.

Holders of shares of preferred stock will not have preemptive rights.

Depositary Shares

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to current or other reports we file with the SEC. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts that are to be prepared without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, depositary shares, debt securities or units of two or more of these types of securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants offered;

•
the designation, number and terms of the common stock, preferred stock, depositary shares, debt securities or other securities that may be purchased upon exercise of the warrants and procedures by which the number of these securities may be adjusted;

•	the exercise price of the warrants;

•	the period during which you may exercise the warrants;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any terms relating to the modification of the warrants;

•	information with respect to book-entry procedures, if any;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other material terms of the warrants.

Prior to the exercise of any warrants to purchase common stock, preferred stock, depositary shares, debt securities or other securities, holders of the warrants will not have any of the rights of holders of the common stock, preferred stock, depositary shares, debt securities or other securities purchasable upon exercise, including:

•
in the case of warrants for the purchase of common stock, preferred stock or depositary shares, the right to vote or to receive any payments of dividends on the common stock, preferred stock or depositary shares purchasable upon exercise; or

•
in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a fixed or varying number of shares of common stock, preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately, or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock, depositary shares, debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement, or any combination of the foregoing, in each case securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or stock purchase units, as the case may be, or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing that holder’s obligations under the original stock purchase contract. Any one or more of the above securities, common stock or the stock purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent as substitute collateral U.S. government securities with a principal amount at maturity equal to the collateral so released or the maximum number of shares deliverable by such holders under stock purchase contracts requiring the holders to sell common stock, preferred stock or depositary shares to us.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contract, and, if applicable, collateral or depositary arrangements, relating to such stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will be discussed in the related prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, units will consist of one or more stock purchase contracts, warrants, debt securities, debt securities guarantees, preferred stock, common stock, depositary shares or any combination thereof. You should refer to the applicable prospectus supplement for:

•
all terms of the units and of the stock purchase contracts, warrants, debt securities, debt securities guarantees, shares of preferred stock, shares of common stock, depositary shares or any combination thereof comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

Any of the securities being offered by this prospectus may be sold:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly by us to purchasers; or

•	through a combination of any such methods of sale.

The securities may be sold at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices or varying prices determined at the time of sale. The distribution of securities may be effected from time to time in one or more transactions by means of one or more of the following transactions, which may include cross or block trades:

•	transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through put or call option transactions relating to the securities;

•	under delayed delivery contracts or other contractual commitments; or

•	a combination of such methods of sale.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any such agent involved in the offer or sale of the securities and set forth any commissions payable by us to such agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in the sale of securities, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. Such compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. We will describe any such activities in the prospectus supplement. We may elect to list any class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities we may offer.

If a dealer is used in the sale of the securities, we or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The prospectus supplement may set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any such sales, including the terms of any bidding, auction or other process, if utilized.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of ours, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP has rendered an opinion with respect to the validity of the securities being offered by this prospectus. We have filed the opinion as an exhibit to the registration statement of which this prospectus is a part. If counsel for any underwriters passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Dresser-Rand Group Inc. files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the Public Reference Room of the SEC, 100 F Street NE, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

The SEC also maintains an internet world wide website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that website is www.sec.gov . Unless specifically listed under “Incorporation of Certain Documents by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We and our subsidiaries who may be guarantors have filed jointly with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits, contains additional relevant information about us, any guarantor subsidiaries and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this prospectus. These documents contain important information about us and our business, prospects and financial condition.

Filing	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2008
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2009
Quarter ended June 30, 2009
Quarter ended September 30, 2009
Current Reports on Form 8-K	March 25, 2009
June 8, 2009

The information set forth under the captions “Election of Directors,” “Executive Officers,” “Section 16(a) Beneficial Ownership Reporting Compliance,” “Code of Conduct,” “The Board of Directors and its Committees,” “Director Compensation,” “Executive Compensation,” “Compensation Discussion and Analysis,” “Equity Compensation Plan Information,” “Security Ownership of Certain Beneficial Owners and Management,” “Related Party Transactions,” “Director Independence” and “Fees of Independent Registered Public Accountants” contained in our Proxy Statement relating to our May 12, 2009 annual meeting of stockholders and incorporated into our Annual Report on Form 10-K.

The description of our common stock contained in our registration statement on Form 8-A filed July 26, 2005.

We also incorporate by reference any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the date of the closing of each offering. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished and not filed by us under any item of any current report on Form 8-K, including the related exhibits, which is deemed not to be incorporated by reference in this prospectus), as well as proxy statements (other than information identified in them as not incorporated by reference). You should review these filings as they may disclose changes in our business, prospects, financial condition or other affairs after the date of this prospectus. The information that we file later with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the closing of each offering will automatically update and supersede previous information included or incorporated by reference in this prospectus.

You can obtain any of the documents incorporated by reference in this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Investor Relations
Dresser-Rand Group Inc.
West8 Tower, Suite 1000
10205 Westheimer Road
Houston, TX 77042
(713) 354-6100

DRESSER-RAND GROUP INC.

Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units
Guarantees of Debt Securities
Units of These Securities

PROSPECTU S

October 29, 2009